Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

3D SYSTEMS CORPORATION

As amended March 12, 2018

Article 1

OFFICES

Section 1.01. Registered Office. The registered office of 3D Systems Corporation (the “Corporation”) shall be in the State of Delaware.

Section 1.02. Principal Office. The Corporation may have its principal office at such place within or without the State of Delaware as the Board of Directors (the “Board”) may from time to time determine or as the business of the Corporation may require.

Section 1.03. Other Offices. The Corporation may establish any additional offices, at any place or places, as the Board may designate or as the business of the Corporation shall require.

Article 2

MEETINGS OF STOCKHOLDERS

Section 2.01. Place. Meetings of the stockholders of the Corporation (the “Stockholders”) shall be held at such place either within or without the State of Delaware as shall be designated from time to time by a resolution of the Board. In lieu of holding a Stockholders meeting at a designated place, the Board, in its sole discretion, may determine that any Stockholders’ meeting may be held solely by means of remote communication.

Section 2.02. Annual Meetings. The annual meeting of the Stockholders shall be held on such date and at such time as may be fixed by the Board. At each annual meeting of the Stockholders, the Stockholders shall elect directors, vote upon the ratification of the selection of the independent auditors selected for the Corporation for the then current fiscal year of the Corporation, and transact such other business as may properly be brought before the meeting.

Section 2.03. Notice of Meetings. Notice of the place, if any, date, and time of all meetings of the Stockholders, and the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each holder of Voting Stock entitled to vote at such meeting, except as otherwise provided herein or required by law. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.04. Special Meetings.

(a)                Except as otherwise required by law or as otherwise provided for or fixed pursuant to the Certificate of Incorporation, and subject to the rights of the holders of any series of preferred stock then outstanding, special meetings of the Stockholders, for any proper purpose or purposes prescribed in the notice of the meeting: (i) may be called by the chief executive officer or the president, (ii) may be called by resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies and (iii) shall be called by the secretary of the Corporation upon the written request or requests of one or more persons that: (x) own shares representing at least twenty-five percent (25%) of the then outstanding Voting Stock entitled to vote on the matter or matters to be brought before the proposed special meeting (the “requisite percent”) as of the record date fixed in accordance with these By-Laws to determine who may deliver a written request to call the special meeting, and (y) comply with the procedures set forth in this Section 2.04. For the purposes of these By-Laws, the term “Voting Stock” shall have the meaning of such term set forth in the Certificate of Incorporation or, if not defined therein, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, special meetings of the Stockholders of the Corporation may not be called by any other person or persons, and only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting by or at the direction of the Board or by Stockholders pursuant to this Section 2.04. The Board may postpone or reschedule any previously scheduled special meeting.

(b)               Any Stockholder seeking to request a special meeting pursuant to Section 2.02(a)(iii) shall first request that the Board fix a record date to determine the Stockholders entitled to request a special meeting (the “ownership record date”) by delivering notice in writing to the secretary of the Corporation at the principal executive offices of the Corporation (the “record date request notice”). A stockholder’s record date request notice shall contain information about the number of shares of Voting Stock which are owned of record and beneficially by the stockholder and state the business proposed to be acted on at the meeting (including the identity of nominees for election as director, if any). Upon receiving a record date request notice, the Board may set an ownership record date. Notwithstanding any other provision of these By-Laws, the ownership record date shall not precede the date upon which the resolution fixing the ownership record date is adopted by the Board, and shall not be more than ten (10) days after the close of business on the date upon which the resolution fixing the ownership record date is adopted by the Board. If the Board, within ten (10) days after the date upon which a valid record date request notice is received by the secretary of the Corporation, does not adopt a resolution fixing the ownership record date, the ownership record date shall be the close of business on the tenth (10th) day after the date upon which a valid record date request notice is received by the secretary (or, if such tenth (10th) day is not a business day, the first business day thereafter).

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(c)                In order for a Stockholder-requested special meeting to be called pursuant to Section 2.04(a)(iii), one or more written requests for a special meeting signed by the Stockholders (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the ownership record date, at least the requisite percent (the “special meeting request”), must be delivered to the secretary of the Corporation at the principal executive offices of the Corporation. To be timely and in proper form, a special meeting request shall: (i) state the business (including the identity of nominees for election as director, if any) proposed to be acted on at the meeting; (ii) bear the date of the signature of each Stockholder (or duly authorized agent) submitting the special meeting request; (iii) set forth the name and address of each Stockholder submitting the special meeting request, as they appear on the Corporation’s books; (iv) contain all of the information required by Section 2.12(b) of these By-Laws as if such special meeting was an annual meeting with respect to any director nominations or other business proposed to be presented at the special meeting and as to each Stockholder requesting the meeting and each other person (including any beneficial owner) on whose behalf the Stockholder is acting, other than Stockholders or beneficial owners who (x) have provided such request solely in response to any form of public solicitation for such requests made pursuant to a solicitation statement filed on Schedule 14A with the Securities and Exchange Commission and (y) are not affiliates or associates of, or acting in concert with, the Stockholder filing such solicitation statement; (v) include documentary evidence that the requesting Stockholders own the requisite percent as of the ownership record date; provided, however, that if the requesting Stockholders are not the beneficial owners of the Voting Stock representing the requisite percent, then to be valid, the special meeting request must also include documentary evidence of the number of shares of Voting Stock owned by the beneficial owners on whose behalf the special meeting request is made as of the ownership record date; and (vi) be delivered to the secretary of the Corporation at the principal executive offices of the Corporation, by hand or by certified or registered mail, return receipt requested, within sixty (60) days after the ownership record date. The special meeting request shall be updated and supplemented, if necessary, so that the information provided or required to be provided in such request shall be true and correct as of the record date for the Stockholder requested-special meeting, and as of the date that is ten (10) business days prior to such meeting or the date of any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for such meeting, in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof. Notwithstanding the foregoing or any other provision of these By-Laws, if the record date for determining the Stockholders entitled to vote at the special meeting is different from the record date for determining the Stockholders entitled to notice of the special meeting, the special meeting request shall be updated and supplemented: (a) within the time frames set forth in the preceding sentence; or (b) by 8 a.m., Eastern Time, at the principal executive offices of the Corporation on the date of the meeting or of any adjournment or postponement thereof, whichever is earlier, and in either case, the information when provided to the Corporation shall be current as of the record date for determining the Stockholders entitled to vote at the meeting. In addition, a requesting Stockholder and each other person (including any beneficial owner) on whose behalf the Stockholder is acting, shall provide such other information as the Corporation may reasonably request within ten (10) business days of such a request.

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(d)               After receiving a special meeting request, the Board shall determine in good faith whether the Stockholders requesting the special meeting have satisfied the requirements for calling a special meeting of Stockholders, and the Corporation shall notify the requesting Stockholder of the Board’s determination about whether the special meeting request is valid. The date, time and place of the special meeting shall be fixed by the Board, and the date of the special meeting shall not be more than one hundred twenty (120) days after the date on which the valid special meeting request is delivered to the Secretary of the Corporation at the executive principal offices of the Corporation in accordance with this Section 2.04. The record date for the special meeting shall be fixed by the Board as set forth in Section 6.06 of these By-Laws.

(e)                A special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for Stockholder action under, or that involves a violation of, applicable law, the Certificate of Incorporation or these By-Laws; (ii) the special meeting request relates to an item of business that is the same or substantially similar (as determined in good faith by the Board) to business that was presented at a meeting of Stockholders occurring within ninety (90) days preceding the earliest date of signature on the special meeting request; (iii) the special meeting request is delivered during the period commencing ninety (90) days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of Stockholders; or (iv) the special meeting request does not comply with the requirements of these By-Laws.

(f)                Any Stockholder who submitted a special meeting request may revoke its request by written revocation delivered to the secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the Stockholder-requested special meeting. A special meeting request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the Stockholders submitting the special meeting request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to own at least the requisite percent at all times between the date the record date request notice is received by the Corporation and the date of the applicable Stockholder-requested special meeting, and the requesting Stockholder shall promptly notify the secretary of the Corporation of any decrease in ownership of shares of Voting Stock of the Corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the requisite percent, the Board shall have the discretion to determine whether or not to proceed with the special meeting (and may cancel such meeting).

(g)               Business transacted at any Stockholder-requested special meeting shall be limited to: (i) the purpose stated in the valid special meeting request received from the requisite percent and (ii) any additional matters that the Board determines to include in the Corporation’s notice of the meeting. If none of the Stockholders who submitted the special meeting request, or their qualified representatives, appear at the Stockholder-requested special meeting to present the matters to be presented for consideration that were specified in the special meeting request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation. For purposes of these By-Laws, a “qualified representative” with respect to a Stockholder shall mean a duly authorized officer, manager or partner of such stockholder or a person authorized by a writing executed by such Stockholder (or a reliable reproduction or electronic transmission of such writing) delivered to the secretary of the Corporation at the principle executive offices of the Corporation prior to the making of such nomination or proposal at the meeting which states that such person is authorized to act for such Stockholder as proxy at the special meeting of Stockholders.

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Section 2.05. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made, at least ten days before every meeting of Stockholders, a complete list of the holders of Voting Stock entitled to vote at said meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. Such list shall be open for ten days prior to the meeting to the examination of any Stockholders, for any purpose germane to the meeting, during ordinary business hours, at the Corporation’s principal place of business, and shall be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

Section 2.06. Quorum. Except as otherwise required by the Certificate of Incorporation, these By-Laws or the General Corporation Law of the State of Delaware (the “DGCL”), the presence of the holders of a majority of the voting power of the outstanding Voting Stock at any meeting of the Stockholders, in person or by proxy, shall constitute a quorum for the transaction of business. On all questions, the Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to result in less than a quorum. In the absence of a quorum, the presiding officer of the meeting or a majority of the holders of Voting Stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time until holders of the requisite amount of Voting Stock shall be present in person or by proxy. When specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

Section 2.07. Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the Voting Stock present in person or represented by proxy at the meeting and entitled to vote shall decide any questions brought before such meeting, except as otherwise provided by the Certificate of Incorporation, these By-Laws or the DGCL.

Section 2.08. Proxies. Each holder of Voting Stock entitled to vote at a meeting of Stockholders or to consent in writing without a meeting may authorize another person or persons to act for such holder by proxy pursuant to an instrument in writing or by a transmission permitted by law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of such meeting, at or prior to the time designated in the order of business for so delivering such proxies. A copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.09 may be substituted or used in lieu of the original writing or transmission that could be used, provided that the copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

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Section 2.09. Inspectors of Election. In advance of any meeting of the Stockholders, the Board or the presiding officer of such meeting shall appoint one or more inspectors of election to act at such meeting or at any adjournments thereof and make a written report thereof. One or more persons may also be designated by the Board or such presiding officer as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Stockholders, the presiding officer of such meeting shall appoint one or more inspectors to act at such meeting. No director or nominee for the office of director at such meeting shall be appointed an inspector of election. Each inspector, before entering on the discharge of the inspector’s duties, shall first take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such person’s ability. The inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period and file with the secretary of the meeting a record of the disposition of any challenges made to any determination by the inspectors, and (e) make and file with the secretary of the meeting a certificate of their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Section 2.10. Procedures for Meetings. Meetings of Stockholders shall be presided over by the chief executive officer or in his or her absence by a presiding officer designated by the Board, or in the absence of such designation by a presiding officer chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the presiding officer of the meeting may appoint any person to act as secretary of the meeting. The presiding officer shall have the power to recess and adjourn the meeting, from time to time, to another place, if any, date and time. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at such meeting by the presiding officer. The Board may adopt by resolution such rules or regulations for the conduct of meetings of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding officer of any meeting of Stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized and constituted proxies or such other persons as the presiding officer shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants.

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Section 2.11. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Voting Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those holders of Voting Stock who have not consented in writing.

In the event of the delivery, as required by law, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of election for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until the date as the independent inspectors certify to the Corporation that the consents properly delivered to the Corporation represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 2.11 shall in any way be construed to suggest or imply that the Board or any Stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after the certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in the litigation).

Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the first date on which a written consent is delivered to the Corporation in accordance with applicable law, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation as required by law.

Section 2.12. Notice of Stockholder Nomination and Stockholder Business; Proxy Access for Director Nominations.

(a)                At any annual meeting of the Stockholders, only such persons who are nominated in accordance with the procedures set forth in this section of these By-Laws shall be eligible to stand for election as directors and only such business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures set forth in this section of these By-Laws. Nominations of persons for election to the Board and the proposal of business to be considered by the Stockholders at an annual meeting of Stockholders may be made (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), given by or at the direction of the Board, (ii) otherwise by or at the direction of the Board or (iii) by any Stockholder of the Corporation who was a holder of Voting Stock of record at the time of giving of notice by the Stockholder as required by this section, who is entitled to vote at the meeting and who complies with the procedures set forth in this section. Clause (iii) of the immediately preceding sentence shall be the exclusive means for a Stockholder to make nominations or other business proposals at any annual meeting of the Stockholders (other than matters properly brought under and in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

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(b)       Without qualification or limitation, for any nominations or other business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by this section) and timely updates and supplements thereof in writing to the secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a Stockholder’s notice sent pursuant to subsections (a) and (b) of this Section 2.12 must be made in writing and received by the secretary of the Corporation at the principal executive offices of the Corporation no earlier than the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of the prior year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the prior year’s annual meeting or if the Corporation did not hold an annual meeting in the prior year, then such notice must be received no earlier than the close of business on the 120th day prior to the date of the annual meeting and no later than the close of business on the 90th day prior to the date of the annual meeting or, if later, the 10th day after public disclosure of the date of the annual meeting. In no event shall an adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a notice by a Stockholder. To be in proper form, every such notice by a Stockholder shall set forth as to (1) the Stockholder of record giving the notice and (2) the beneficial owner or owners, if any, or other persons on whose behalf the nomination or proposal is made or acting in concert therewith (each a “party”): (i) the name and address of each such party; (ii) the class, series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, and the name of each nominee through which any shares of capital stock of the Corporation are held on behalf of each such party; (iii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (iv) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares or other security of the Corporation; (v) any short interest or other borrowing arrangement in any shares or other security of the Corporation held by each such party (for purposes of this Section 2.12, a person shall be deemed to have a short interest in a security if such person directly or indirectly, though any contract, arrangement,

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understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (vi) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation; (vii) any proportionate interests in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household; (ix) any debt securities or other debt obligations of the Corporation owned, directly or indirectly, by each such party; (x) any significant equity interests or any Derivative Instruments of any principal competitor of the Corporation held by each such party; (xi) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and (xii) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal, in the case of a nomination or nominations for election as directors, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Stockholder of record or beneficial owner or owners, as the case may be, to be sufficient to elect the persons proposed to be nominated by the Stockholder of record (such statement, a “Solicitation Statement”) and a representation that the Stockholder intends to appear in person or by proxy at the meeting to make the nomination or propose such business specified in the notice. Every notice by a Stockholder pertaining to the nomination of directors shall, in addition to the other matters set forth in this section, set forth as to each person whom the Stockholder of proposes to nominate for election or reelection as a director: (i) a description of all direct and indirect compensation or other material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between or among the Stockholder of record and beneficial owner or owners, if any, and their respective affiliates and associates, or other persons acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates or other persons acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the Stockholder of record making the nomination and any beneficial owner or owners, if any, or other person on whose behalf the nomination is made, or any affiliate or associate thereof or other person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (ii) such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been

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nominated by the Board; and (iii) a completed and signed questionnaire, representation and agreement required by these By-Laws. Notice of intent to make a nomination shall be accompanied by (in accordance with the time period prescribed for delivery of such notice) (A) the written consent of each nominee to be named in a proxy statement as a nominee and to serve as director of the Corporation if so elected, (B) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary of the Corporation upon written request), (C) a written statement executed by such nominee acknowledging that, as a director of the Corporation, such person will owe a fiduciary duty, under the DGCL, to the Corporation and its Stockholders and (D) a written representation and agreement (in the form provided by the secretary of the Corporation upon written request) that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) will comply with all of the Corporation’s corporate governance, conflict of interest, resignation, confidentiality and stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors of the Corporation publicly disclosed from time to time. Every such notice by a Stockholder pertaining to any business that the Stockholder proposes to bring before the meeting shall, in addition to the other matters set forth in this section, set forth a description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, any material interest in such business of the Stockholder of record and the beneficial owner or owners, if any, or other persons on whose behalf the proposal is made or acting in concert therewith and a description of all agreements, arrangements and understandings between such Stockholder of record and beneficial owner or owners, if any, and any other such person or persons (including their names) in connection with the proposal of such business by such Stockholder of record. The notice required from a Stockholder pursuant to this section shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice pursuant to this section shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). Notwithstanding anything to the contrary in this section, a broker, bank or similar nominee acting in the ordinary course of business solely as the nominee record holder of

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shares of the Corporation’s stock held in street name on behalf of any beneficial owner or owners need not provide the information required by this section (other than the name of such broker, bank or similar nominee and the number of shares or other securities held for or on behalf of any such beneficial owner or owners or other persons acting in concert therewith) with respect to such broker, bank or similar nominee or any of its affiliates, so long as such broker, bank or similar nominee: (i) will not share in any of the profits earned, or bear the risk of any losses incurred, by such beneficial owner or owners or others acting in concert therewith of the Corporation’s stock held by such broker, bank or similar nominee; (ii) does not hold investment or voting control with respect to the Corporation’s stock held by such broker, bank or similar nominee for the beneficial owner or owners on whose behalf the notice is being provided or others acting in concert therewith; (iii) is not a counter-party to any Derivative Instrument owned by such beneficial owner or owners or others acting in concert therewith; and (iv) is not acting pursuant to any arrangement, agreement or understanding other than a usual and customary brokerage relationship.

(c)                If the Stockholder who submitted the nomination or proposal for business fails to appear at the annual meeting in person or by proxy to present the matters for consideration that were specified in the notice provided pursuant to Section 2.12(b), the Corporation need not present such matters for a vote at such annual meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation. Except as otherwise provided by law or the Certificate of Incorporation, the presiding officer of any meeting of Stockholders shall have the power and authority to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-Laws and whether such matter is an appropriate subject for Stockholder action under applicable law, and, if it was not, to declare that no action shall be taken on such proposal or nomination and that such nomination or proposal shall be disregarded.

(d)               Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board, (ii) provided that the Board has determined that directors shall be elected at such meeting (other than a Stockholder-requested meeting), by any Stockholder of the Corporation who (A) is a Stockholder who was a holder of Voting Stock of record at the time of giving of notice provided for in this Section 2.12(d) and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.12(d) or (iii) in the case of a special meeting requested by Stockholders pursuant to Section 2.04, by the requesting Stockholders pursuant to the special meeting request. In the event the Corporation calls a special meeting of Stockholders (other than a special meeting requested by Stockholders) for the purpose of electing one or more directors to the Board, any Stockholder described in Section 2.12(d)(ii) may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by Section 2.12(b) (as if such special meeting was an annual meeting) (including the completed and signed questionnaire, representation and agreement required Section 2.12(e) shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these By-Laws, in the case of a special meeting requested by Stockholders pursuant to Section 2.04, no Stockholder may nominate a person for election to the Board or propose any business to be considered at the meeting, except pursuant to the special meeting request for such special meeting pursuant to Section 2.04.

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(e)                The Corporation shall include in its proxy statement for any annual meeting of Stockholders the name, together with the Required Information (as defined below), of any person nominated for election to the Board (a “Stockholder Nominee”) identified in a timely notice (the “Notice”) that satisfies this Section 2.12 delivered to the principal executive office of the Corporation, addressed to the secretary of the Corporation, by one or more Stockholders who at the time the request is delivered satisfy the ownership and other requirements of both subsections (b) and (e) of this Section 2.12 (such Stockholder or Stockholders, and any Associated Person (as defined below) of such Stockholder or Stockholders, the “Eligible Stockholder”), and who expressly elects to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (e). To be timely for purposes of this subsection (e), the Notice must be received by the secretary of the Corporation no earlier than the 150th day and not later than the close of business on the 120th day prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of Stockholders. provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the prior year’s annual meeting or if the Corporation did not hold an annual meeting in the prior year, then such notice must be received not later than the close of business on the later of the 120th day prior to the date of the annual meeting or the 10th day after public disclosure of the date of the annual meeting.

(i)                 For purposes of this subsection (e), the “Required Information” that the Corporation will include in its proxy statement is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (B) if the Eligible Stockholder so elects, a Statement (as defined below). For purposes of this subsection (e), “Associated Person” means any affiliate, associate of, or any other party acting in concert with or on behalf of, (A) a Stockholder nominating a Stockholder Nominee or (B) any beneficial owner on whose behalf the Stockholder is acting.

(ii)               The Corporation shall not be required to include a Stockholder Nominee in its proxy materials for any special meeting of Stockholders or for any annual meeting of Stockholders for which (A) the secretary of the Corporation receives a notice that the Eligible Stockholder has nominated a person for election to the Board pursuant to the notice requirements set forth in subsections (a) and (b) of this Section 2.12 and (B) the Eligible Stockholder does not expressly elect as part of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (e).

As amended March 12, 2018	- 12 -

(iii)             The number of Stockholder Nominees (including any Stockholder Nominees elected to the Board at either of the two preceding annual meetings who are standing for reelection and any Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this subsection (e) but are subsequently withdrawn (a “Board Nominee”)) appearing in the Corporation’s proxy materials with respect to a meeting of Stockholders shall not exceed the greater of (A) two Stockholder Nominees and (B) 20% of the number of directors in office as of the last day on which the Notice may be delivered, or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this subsection (e) exceeds this maximum number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the Corporation’s stock eligible to vote in the election of directors each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(iv)             An Eligible Stockholder must have owned (as defined below) 3% or more of the outstanding shares of the Corporation’s stock eligible to vote in the election of directors continuously for at least three years (the “Required Shares”) as of both the date the Notice is delivered to the Corporation and the record date for determining Stockholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this subsection (e), (A) the shares of stock of the Corporation owned by one or more Stockholders, or by the person or persons who own shares of the Corporation’s stock and on whose behalf any Stockholder is acting, may be aggregated, provided that the number of Stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and further provided that the group of Stockholders shall have provided to the secretary of the Corporation as a part of providing the Notice a written agreement executed by each of its members designating one of the members as the exclusive member to interact with the Corporation for purposes of this subsection (e) on behalf of all members, and (B) a group of funds (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Stockholder or person for this purpose. Within the time period specified for providing the Notice, an Eligible Stockholder must

As amended March 12, 2018	- 13 -

provide the following information in writing to the secretary of the Corporation (in addition to the information required to be provided by subsection (b) of this Section 2.12): (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to or mailed and received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, (B) the written consent of each Stockholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected, (C) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, (D) a representation that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this subsection (e), (3) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (4) has not distributed and will not distribute to any Stockholder any form of proxy for the meeting other than the form distributed by the Corporation, (5) intends to continue to own the Required Shares through the date of the meeting and a statement as to whether or not the Eligible Stockholder intends to maintain ownership of the Required Shares for at least one year following the date of the meeting, and (6) will provide facts, statements and other information in all communications with the Corporation and its Stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (E) an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s Stockholders or out of the information that the Eligible Stockholder provides to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened, pending or completed action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this subsection (e), (3) file with the Securities and Exchange Commission all soliciting and other materials as required under subdivision (x) of this subsection (e), and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting, and (F) if the Eligible Stockholder did not submit the name(s) of the Stockholder Nominee(s) to the Corporate Governance and Nominating Committee of the Board for consideration as Board Nominee(s), a brief explanation why the Eligible Stockholder elected not to do so. The inspectors of elections shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder does not comply with each of the representations in clause (D) above.

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(v)               For purposes of this subsection (e), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the Corporation’s stock as to which a Stockholder who is the Eligible Stockholder or is included in the group that constitutes the Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by or on behalf of such Stockholder in any transaction that has not been settled or closed, (2) borrowed by or on behalf of such Stockholder for any purpose or purchased by such Stockholder pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such Stockholder whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Stockholder’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such Stockholder. A Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A Stockholder’s ownership of shares shall be deemed to continue during (A) any period in which the Stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the Stockholder, or (B) has loaned such shares, provided that the person has the power to recall such loaned shares on not more than five business days’ notice. Whether outstanding shares of the Corporation’s stock are “owned” for these purposes shall be determined by the Board, which determination shall be conclusive and binding on the Corporation and its Stockholders.

(vi)             The Eligible Stockholder may provide to the secretary of the Corporation, within the time period specified for providing the Notice, a written statement for inclusion in the Corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.12, the Corporation may omit from its proxy materials any information or statement that it believes would violate any applicable law, rule, regulation or listing standard.

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(vii)           The Corporation shall not be required to include, pursuant to this subsection (e), a Stockholder Nominee in its proxy materials (A) for any meeting for which the secretary of the Corporation receives a notice that the Eligible Stockholder or any other Stockholder has nominated a Stockholder Nominee for election to the Board pursuant to the requirements of subsections (a) and (b) of this Section 2.12 and does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (e), (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (C) who is not independent under the listing standards of the principal exchange upon which the Corporation’s stock is traded, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, as determined by the Board, (D) whose election as a member of the Board would cause the Corporation to be in violation of these By-Laws, the Corporation’s Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s stock is traded or any applicable state or federal law, rule or regulation, (E) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (F) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (G) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (H) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board, or (I) if the Eligible Stockholder or applicable Stockholder Nominee otherwise breaches any of its or their obligations, agreements or representations under this Section 2.12.

(viii)         Notwithstanding anything to the contrary set forth herein, the presiding officer at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 2.12, as determined by the Board or the presiding officer at the meeting.

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(ix)             In addition to the information required to be provided by the Eligible Stockholder by subsections (b) and (e) of this Section 2.12, each Stockholder Nominee and each Board Nominee shall provide to the secretary of the Corporation, within two weeks of receipt of the secretary’s written request therefor, the following information: (A) a completed copy of the Corporation’s form of director’s questionnaire and a written consent of the Stockholder Nominee or the Board Nominee to the Corporation permitting such processes for evaluation of such Nominee as the Corporation follows in evaluating any other potential Board Nominee, as provided by the secretary of the Corporation; (B) the Stockholder Nominee’s or the Board Nominee’s agreement to comply with the Corporation’s corporate governance, conflict of interest, confidentiality, share ownership and share trading policies, as provided by the secretary of the Corporation; (C) written confirmation that the Stockholder Nominee or the Board Nominee (1) does not have, and will not have, any agreement or understanding as to how he or she will vote on any matter that has not been disclosed to the secretary of the Corporation and (2) is not a party to, and will not become a party to, any outside compensation arrangement relating to service as a director of the Corporation that has not been disclosed to the secretary of the Corporation; and (D) written disclosure of any transactions between any Eligible Stockholder and a Stockholder Nominee or Board Nominee within the preceding five years.

(x)               The Eligible Stockholder shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s Stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(xi)             No person may be a member of more than one group of persons constituting an Eligible Stockholder under this subsection (e).

(xii)           Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular meeting of Stockholders but either (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election, shall be ineligible to be a Stockholder Nominee pursuant to this subsection (e) for the next two annual meetings of Stockholders following the meeting for which the Stockholder Nominee has been nominated for election.

(f)                Notwithstanding the foregoing provisions of this Section 2.12, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement in accordance with Rule 14a-8 under the Exchange Act or the holders of any series of preferred stock to elect directors under circumstances specified in the Certificate of Incorporation.

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Section 2.13. Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to Stockholders, any notice to Stockholders given by the Corporation under any law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission in the manner provided under applicable law.

Article 3

DIRECTORS

Section 3.01. Number, Election and Term of Office. The number of directors of the Corporation shall be such number as fixed from time to time by resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies; provided, however, no decrease in the number of directors shall shorten the term of any incumbent directors. The directors shall be elected at the annual meeting of the Stockholders, except as otherwise provided by the DGCL, the Certificate of Incorporation or Section 3.02 of these By-Laws, and each director shall hold office until a successor is elected and qualified or until such director’s earlier resignation or removal. Directors need not be Stockholders. Each director shall be elected by the vote of the majority of the votes cast with respect to the nominee at any meeting for the election of directors at which a quorum is present, provided, however, if, as determined by the secretary of the Corporation, on the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the Stockholders, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election.

Section 3.02. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and, except as otherwise provided by the DGCL or the Certificate of Incorporation, each of the directors so chosen shall hold office until the next annual election and until a successor is elected and qualified or until such director’s earlier resignation or removal.

Section 3.03. Authority. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 3.04. Place of Meeting. The Board or any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.05. Annual Meeting. A regular meeting of the Board shall be held immediately following the adjournment of the annual meeting of Stockholders. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board.

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Section 3.06. Regular Meetings. Except as provided in Section 3.05, regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.07. Special Meetings. Special meetings of the Board may be called by the chief executive officer, secretary or the president and shall be called by the chief executive officer or the secretary on the written request of at least three directors. Notice of special meetings of the Board shall be given to each director at least three calendar days before the meeting if by mail or at least one calendar day before the meeting if given in person or by telephone, facsimile, telegraph, telex or similar means of electronic transmission. The notice need not specify the business to be transacted.

Section 3.08. Emergency Meetings. In the event of an emergency which in the judgment of the chief executive officer or the president requires immediate action, a special meeting may be convened without notice, consisting of those directors who are immediately available in person or by telephone and can be joined in the meeting in person or by conference telephone. The actions taken at such a meeting shall be valid if at least a quorum of the directors participates either personally or by conference telephone.

Section 3.09. Quorum; Vote Required. Except as otherwise required by the Certificate of Incorporation, these By-Laws or the DGCL, at meetings of the Board, a majority of the directors at the time in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10. Chairman of the Board. The Board may elect one of its members to be chairman of the board and may fill any vacancy in the position of chairman of the board at such time and in such manner as the Board shall determine. The chairman of the board may but need not be an officer of or employed by the Corporation. The chairman of the board, if such be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as be from time to time assigned to him by the Board.

Section 3.11. Committees. The Board may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. All committees may authorize the seal of the Corporation to be affixed to all papers which may require it. To the extent provided in any resolution or by these By-Laws, subject to any limitations set forth under the laws of the State of Delaware and the Certificate of Incorporation, any such committee shall have and may exercise any of the powers and authority of the Board in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Unless the Board designates one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of members or alternate members present at any meeting at which there is a quorum shall be the act of the committee.

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Section 3.12. Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings and, when requested to do so by the Board, shall report the same to the Board.

Section 3.13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

Section 3.14. Participation by Conference Telephone. The members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.15. Compensation of Directors. The directors may be paid their expenses of attendance at each meeting of the Board or of any special or standing committee thereof. The Board may establish by resolution from time to time the fees to be paid to each director who is not an officer or employee of the Corporation or any of its subsidiaries for serving as a director of the Corporation, for serving on any special or standing committee of the Board, and for attending meetings of the Board or of any special or standing committee thereof. No such payment shall preclude any such director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.16. Removal. Subject to any limitations imposed by applicable law or the Certificate of Incorporation, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the then outstanding Voting Stock.

Article 4

NOTICES

Section 4.01. Giving of Notice. Notice to directors and Stockholders shall be deemed given: (a) if mailed, when deposited in the United States mail, postage prepaid, directed to the Stockholder or director at such Stockholder’s or director’s address as it appears on the records of the corporation; (b) if by facsimile telecommunication, when directed to a number at which the Stockholder or director has consented to receive notice; (c) if by electronic mail, when directed to an electronic mail address at which the Stockholder or director has consented to receive notice; (d) if by a posting on an electronic network together with separate notice to the Stockholder or director of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (e) if by any other form of electronic transmission, when directed to the Stockholder or director.

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Section 4.02. Waiver of Notice. Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Article 5

OFFICERS

Section 5.01. Selection of Officers. The officers of the Corporation shall be elected by the Board annually and shall be a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer or chief financial officer, and such other officers as may from time to time be appointed by the Board or by a duly authorized committee thereof. Any number of offices may be held by the same person. The salaries of officers appointed by the Board shall be fixed from time to time by the Board or by such officers as may be designated by resolution of the Board.

Section 5.02. Powers and Duties in General. The officers, assistant officers and agents shall each have such powers and perform such duties in the management of the affairs, property and business of the Corporation, subject to the control and limitation by the Board, as is designated by these By-Laws and as generally pertain to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board.

Section 5.03. Term of Office; Resignation; Removal Vacancies. The officers of the Corporation shall hold office at the pleasure of the Board. Each officer shall hold office until a successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the Board or by any superior officer to whom such authority is delegated by the Board. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board.

Section 5.04. Chief Executive Officer. The chief executive officer of the Corporation shall have the responsibility for the general and active management and control of the affairs and business of the Corporation, shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to the chief executive officer by the Board, and shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall have the authority to sign all bonds, deeds, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers and agents of the Corporation.

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Section 5.05. President. The president, who may also be the chief executive officer of the Corporation, shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to the president by the Board, and shall see that all orders and resolutions of the Board are carried into effect. In the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer. The president shall have the authority to sign all certificates of stock, bonds, deeds, contracts and other instruments of the Corporation that are authorized.

Section 5.06. Vice Presidents. The vice presidents shall act under the direction of the chief executive officer and in the absence or disability of both the chief executive officer and the president shall perform the duties and exercise the powers of the chief executive officer. They shall perform such other duties and have such other powers as the chief executive officer or the Board may from time to time prescribe. A vice president may be designated as general counsel who shall serve as the chief legal officer and have general supervision over the Corporation’s legal affairs. The Board may designate one or more executive or senior vice presidents or may otherwise specify the order of seniority of the vice presidents, and in that event the duties and powers of the chief executive officer shall descend to the vice presidents in such specified order of seniority.

Section 5.07. Secretary. The secretary shall act under the direction of the chief executive officer. Subject to the direction of the chief executive officer, the secretary shall attend all meetings of the Board and all meetings of the Stockholders and record the proceedings in a book to be kept for that purpose, and the secretary shall perform like duties for the standing committees of the Board when requested to do so. The secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board, shall have charge of the original stock books, stock transfer books and stock ledgers of the Corporation, and shall perform such other duties as may be prescribed by the chief executive officer or the Board. The secretary shall have custody of the seal of the Corporation and cause it to be affixed to any instrument requiring it, and when so affixed, it may be attested by the secretary’s signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 5.08. Chief Financial Officer or Treasurer. The chief financial officer or treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the Stockholders such financial statements and reports as are by law or these By-Laws required to be sent to them. The books of account shall at all reasonable times be open for inspection by any director. The chief financial officer or treasurer shall also perform such other duties as the Board may from time to time prescribe.

Section 5.09. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the chief executive officer or any other officer of the Corporation authorized by the chief executive officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting or pursuant to any consent in lieu of a meeting of stockholders or other equityholders of any other corporation or entity in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation or entity.

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Article 6

CERTIFICATES OF STOCK

Section 6.01. Issuance. The stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution for any or all of the stock to be uncertificated shares. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice chairman of the board, if any, or the president or vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, representing the number of shares owned by such holder in the Corporation registered in certificated form.

Section 6.02. Facsimile Signatures. Any or all of the signatures on a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar, as applicable, before such certificate is issued, it may be issued with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

Section 6.03. Lost Certificates, Etc. The Corporation may establish procedures for the issuance of a new certificate of stock in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed and may in connection therewith require, among other things, the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and the giving by such person to the Corporation of a bond in such sum as may be specified pursuant to such procedures as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.04. Transfer. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Upon surrender to the Corporation or such transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it shall be satisfied that all provisions of the Certificate of Incorporation, the By-Laws and the laws regarding the transfer of shares have been duly complied with, to issue a new certificate to the person entitled thereto or provide other evidence of the transfer, cancel the old certificate and record the transaction upon its books.

Section 6.05. Registered Stockholders. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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Section 6.06. Record Dates.

(a)                In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, and not more than sixty days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If no record date is fixed by the Board as provided in this Section 6.06(a), the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining Stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

(b)               In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix, in advance, a record date, which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. Any record holder of Voting Stock seeking to have the Stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board to fix a record date. The Board shall promptly, but in all events within ten days after the date on which such request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten days after the receipt of such request and no prior action by the Board is required by applicable law, then the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which meetings of Stockholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to consent shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

Article 7

MISCELLANEOUS

Section 7.01. Declaration of Dividends. Dividends upon the shares of the capital stock of the Corporation may be declared and paid by the Board, from time to time, from the funds legally available therefor. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

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Section 7.02. Reserves. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for such purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

Section 7.03. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 7.04. Seal. The corporate seal shall be in such form as the Board shall prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.05. Inspection of Books and Records by Stockholders. Any Stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof delivered to the Corporation’s principal place of business, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its Stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder.

Section 7.06. Inspection of Books and Records by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his position as a director. Such right to examine the records and books of the Corporation shall include the right to make copies and extract therefrom.

Article 8

INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND OTHER AGENTS

Section 8.01. Definitions. For the purposes of this Article 8, “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under Sections 8.02 or 8.03 of these By-Laws or advancement of expenses under Section 8.06 of these By-Laws.

For purposes of this Article 8, references to “the Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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For purposes of this Article 8, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any services as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 8.

Section 8.02. Actions Other Than by the Corporation. The Corporation shall indemnify to the fullest extent permitted by law (as now or hereafter in effect) any person who was or is a party or is threatened to be made a party to any proceeding, (other than an action by or in the right of the Corporation) by reason of the fact that she or he is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by her or him in connection with such action, suit or proceeding, if she or he acted in good faith and in a manner she or he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe her or his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the applicable standard of conduct.

Section 8.03. Actions by the Corporation. The Corporation shall indemnify to the fullest extent permitted by law (as now or hereafter in effect) any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that she or he is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by her or him in connection with the defense or settlement of such action, suit or proceeding if she or he acted in good faith and in a manner she or he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless, and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Section 8.04. Successful Defense. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, she or he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by her or him in connection therewith.

Section 8.05. Required Approval. Any indemnification under Sections 8.02 and 8.03 of these By-Laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because she or he has met the applicable standard of conduct set forth in Section 8.02 and 8.03 of these By-Laws, as applicable. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (a) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the Stockholders.

Section 8.06. Advance of Expenses. The Corporation shall, to the fullest extent permitted by law (as now or hereafter in effect) pay the expenses (including attorneys’ fees) incurred by any present or former director or officer of the Corporation in defending a proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that she or he is not entitled to be indemnified by the Corporation as authorized in this Article 8.

Section 8.07. Non-Exclusivity; Contractual Rights. The indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of the Stockholders or disinterested directors or otherwise, both as to action in her or his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights to indemnification and advancement of expenses arising under this Article 8 shall not be eliminated or impaired by any amendment, modification, alteration or repeal of these By-Laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought. Nothing in this Article 8 shall limit the power of the Corporation to indemnify or advance expenses to its employees and agents.

Section 8.08. Insurance and Similar Agreements. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against her or him and incurred by her or him in any such capacity, or arising out of her or his status as such, whether or not the Corporation would have the power to indemnify her or him against such liability under the provisions of this Article 8 or the DGCL.

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The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts pursuant to the provisions of Section 8.07 of these By-Laws and including as part thereof provisions with respect to any or all of the foregoing to insure the payment of such amounts as may become necessary to effect indemnification as provided for therein or elsewhere.

Article 9

AMENDMENTS

Section 9.01. By the Stockholders. Except as otherwise provided by the DGCL, or the Certificate of Incorporation, these By-Laws may be amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class at any annual or special meeting of the Stockholders, provided that notice of such amendment, alteration or repeal shall have been contained in the notice of the meeting.

Section 9.02. By the Board. The Board by a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies may alter, amend or repeal these By-Laws.

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